Exhibit 11





                                                              Exhibit 11

                                             COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                    THREE MONTHS                            SIX MONTHS
                                                                     ------------                            ----------

                                                              9/30/95          9/30/94                9/30/95        9/30/94
                                                              -------          -------                -------        -------

                  PRIMARY
--------------------------------------------

Net earnings applicable to common stock:

    Net earnings                                             $219,122          $90,312               $341,579       $147,679
    Deduct preferred stock dividends paid                     (31,830)         (31,830)               (63,660)       (63,660)
                                                            ----------      -----------            -----------    -----------
Net earnings applicable to common stock
                                                              $187,292         $ 58,482               $277,919        $84,019
                                                           ===========      ===========            ===========    ===========

Weighted average number of common shares and common equivalents outstanding:

    Weighted average common shares outstanding               3,181,204        3,081,013              3,150,398      3,041,231
    Additional shares assuming conversion of options
      and warrants                                             589,497          235,542                469,279        221,169
                                                           -----------     ------------            -----------     ----------
    Weighted average number of common shares and
    common equivalents outstanding                           3,770,701        3,316,555              3,619,677      3,262,400
                                                            ==========      ===========            ===========    ===========

Primary earnings per share                                      $ 0.05           $ 0.02                 $ 0.08         $ 0.03
                                                           ===========      ===========             ==========     ==========

             FULLY DILUTED*
-----------------------------------------

Net earnings applicable to common stock
 on a fully diluted basis:

    Net earnings applicable to common stock per above         $187,292          $58,482               $277,919        $84,019
    Add net interest expense related to convertible
      debentures                                                23,100           23,100                 46,200         46,200
    Add dividends on convertible preferred stock                31,830           31,830                 63,660         63,660
                                                            ----------       ----------             ----------     ----------
Net earnings applicable to common stock on a fully
 diluted basis                                                $242,222         $113,412               $387,779       $193,879
                                                             =========       ==========             ==========     ==========


Total shares for fully diluted:

    Shares used in calculating primary earnings
      per share                                              3,770,701        3,316,555              3,619,677      3,262,400
    Additional shares to be issued under full
      conversion of convertible debentures                     600,000          300,000                600,000        300,000
    Additional shares to be issued under full
      conversion of preferred stock                            294,723          294,723                294,723        294,723
                                                            ----------      -----------             ----------    -----------
Total shares for fully diluted                               4,665,424        3,911,278              4,514,400      3,857,123
                                                           ===========      ===========             ==========    ===========

Fully diluted earnings per share                                $ 0.05           $ 0.03                 $ 0.09         $ 0.05
                                                           ===========       ===========            ==========     ==========


* This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 8 paragraph 40 of APB No. 15 because it results in anti-dilution.